Exhibit 10.4

Employee Annual Incentive Plan

Plan Document

Plan Effective:  January 1, 2004

Last Plan Amendment: June 19, 2012

Revised/Approved: February 18, 2025

Last Amendment: June 19, 2012

Last Exhibit A revision and approval: February 18, 2025

Employee Annual Incentive Plan

I. Introduction/Purpose

This Employee Annual Incentive Plan has been developed as a meaningful compensation tool for employees at all levels, who through high levels of performance, contribute to the success and profitability of Juniata Valley Financial Corp (Company).  The Plan is designed to support organizational objectives, financial goals, and the best interests of the shareholders as defined in the Bank’s Strategic Plan, by making available additional, variable, and contingent at-risk compensation, in the form of cash awards.

The Employee Annual Incentive Plan is based upon the achievement of required financial targets and other defined objectives consistent with those contained in the Strategic Plan. The formulas and awards have been carefully constructed to integrate the interests of the shareholder as well as enable the Bank to attract, retain, and motivate high quality personnel and support the continued growth and profitability of the Company.

The Plan is not meant to be a substitute for salary increases, but supplemental to base salary and a reward for performance that contributes to outstanding levels of long-term achievement.

While risk is an inherent aspect of business, this compensation plan is designed to reward employees for certain levels of performance without encouraging undue risk taking which could materially threaten the safety and soundness of the organization or business unit.

II. Plan Year

The Plan year for this program will be the calendar year.  The effective date of the Plan is January 1, 2004. The performance measures for this will be determined, calculated and approved annually.

Last Plan Amendment: June 19, 2012 Page 2 of 7

Last Exhibit A revision and approval: February 18, 2025

III. Participation

In order to be eligible, an individual must meet the following criteria:

●	Must have been employed prior to July 1 of the Plan year;
●	Must be employed in a full-time or part-time position; and
●	Must receive an overall rating of “Meets Expectations” or better on his/her most recent individual performance evaluation prior to the Plan year award.

A participant's eligibility ceases at termination of employment (other than retirement, death or disability), and the participant will not receive any awards under the Plan for the year of termination.  Termination as a result of retirement (as defined in the company’s retirement plans), death, or disability will provide pro-rated awards in the Plan through the last working date for the year in which termination occurred. If the participant dies during the Plan year, his/her designated beneficiary shall receive a pro-rated share of any award for which he/she would have been eligible.

Due to the various levels of responsibility of the positions within the Bank, the Board of Directors has selected the following Tiers of participation for the Employee Annual Incentive Plan.  These tiers will generally be based upon position responsibility and grade level.

Tier 1 – President and Chief Executive Officer

Tier 2 – Executive Vice President

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IV. Performance Factors

The annual portion of the Plan is based upon company financial performance factors which may change from year to year. In general, these factors may be measures such as return on assets, return on equity, net income, earnings per share or similar indicators. The factors and weighing of the factors are determined at the beginning of each Plan year.  Each factor has quantifiable objectives consisting of threshold, target and optimum goals. The Company’s financial performance factors for the current year can be found in Exhibit A.

Last Plan Amendment: June 19, 2012 Page 3 of 7

Last Exhibit A revision and approval: February 18, 2025

V. Award Calculation and Distribution

Awards under the Plan are calculated according to determination of the established performance factors at year end. Company performance between the threshold and target, and target and optimum is interpolated. Awards are determined by taking the determined award percentage times eligible compensation.

With regard to discretionary changes to award amounts relative to individual performance, please reference the following:

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●	Tier 2 (Executive Vice President) – After the award is calculated according to the financial performance factors, the President and Chief Executive Officer may increase or decrease the award up to 50%* (of the calculated award amount) based on the participant’s individual performance for the year.
●	Tier 1 (President and Chief Executive Officer) – After the award is calculated according to the financial performance factors, the Board of Directors may increase or decrease the award up to 50% (of the calculated award amount) based on the participant’s individual performance for the year.

*All discretionary adjustments within the 10% - 50% range (of the calculated award amount) being made by the President and Chief Executive Officer will be reviewed and approved by the Board of Directors.

Bank performance below threshold will result in no awards being paid under the Plan.  In the event this occurs, the President and Chief Executive Officer will have discretion to grant individual awards, with approval by the Board of Directors, for performance bonuses to those individuals who have achieved a high level of individual performance within their divisions.

Annual awards are paid in cash less normal payroll tax withholding.  Awards will be paid within 75 days following the end of the plan year.  Any participant terminating employment (except retirement, death, or disability) prior to the actual payment of the award will forfeit that award.

While every effort has been made to ensure that this incentive plan does not motivate or reward undue risk taking, any results deemed to have been the result of inappropriate risk will be backed out of incentive payments. The Board of Directors has the discretion to lever incentive payments down by as much as 100% if it is determined that excessive risk has been taken.  This can be done on an individual or overall basis, as appropriate.

Last Plan Amendment: June 19, 2012 Page 4 of 7

Last Exhibit A revision and approval: February 18, 2025

VI. Clawback

Awards, for Tiers 1, 2 and 3, will be recalculated if the relevant company performance measures upon which they are based are restated or otherwise adjusted within the 36-month period following the public release of the financial information. Any material overpayments or adjustments required by law will be owed back to the company.

VII. Administration

Eligible Compensation for purpose of this Plan is defined as a participant’s W-2 gross wages net of any equity compensation activity results, taxable retirement earnings, prior year commissions and bonuses and any other imputed income resulting from employee benefits.

The Board of Directors of the Bank may amend the Plan at any time.

Once established, performance factors will remain in place for the year, unless the Board of Directors decides otherwise.

Participation, performance factors, thresholds, targets and any other participation features are established each Plan year and may change from year to year according to the strategic objectives of the bank.

At least annually, the Chief Financial Officer acting as the highest-ranking risk officer will review this Plan and provide a detailed report including a detailed assessment regarding any risk issues inherent in the Plan.  This risk report and the plan document in full will be reviewed by the Personnel and Compensation Committee of the Board of Directors to ensure that the plan design is consistent with the compensation philosophy of The Juniata Valley Bank and that the plan does not motivate undue risk taking. The annual review will also include the market competitiveness of the plan, the plan’s alignment with the Bank’s strategic plan, an assessment of how the plan meets the objectives in the Introduction of this document, plus the plan’s impact on the overall safety and soundness of the Bank.  The Committee will then provide a report and recommendations to the full Board of Directors who are responsible to approve the Plan.  The Board of Directors of the Bank may amend the Plan at any time.

The Plan does not constitute a contract of employment, and participation in the Plan does not give any employee the right to be retained by the Bank or any right or claim to an award under the Plan unless specifically accrued under the terms of this Plan.

Last Plan Amendment: June 19, 2012 Page 5 of 7

Last Exhibit A revision and approval: February 18, 2025

Any right of a participant or his or her beneficiary to the payment of an award under this Plan may not be assigned, transferred, pledged, or encumbered.

Any adjustments to the financial performance results utilized in this Plan because of extraordinary gains or losses or other items must be approved by the Board of Directors.

VIII. Plan Approval

This Plan has been amended and approved by the Board of Directors of Juniata Valley Financial Corp. on February 18, 2025.

By:  /s/ Michael W. Wolf, Secretary

Board of Directors

Juniata Valley Financial Corp.

Last Plan Amendment: June 19, 2012 Page 6 of 7

Last Exhibit A revision and approval: February 18, 2025

Exhibit A:  Bank Performance Factors and Award Schedule

Plan Year 2025

2025 Goals

Performance Measures (Basic) Earnings Per Share (75%)
Threshold (1,2)	Target	Optimum (1,2)
$1.27	$1.34	$1.47
Return on Average Equity (25%) – (3)
Threshold (1,2)	Target	Optimum (1,2)
7.79%	8.20%	9.02%

2025 Award Schedule

	President & CEO	EVP	Xxxx xxxxxxx	Xxxx xxxxxxx	Xxxx xxxxxxx
	Tier 1 (4)	Tier 2 (4)	xxxxxxx	xxxxxx	xxxxxx
Min	12.00%	10.00%	xxxxxx	xxxxxx	xxxxxx
Target	20.00%	16.00%	xxxxxx	xxxxxx	xxxxxx
Max	30.00%	24.00%	xxxxxx	xxxxxx	xxxxxx

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Tier 2 (Executive Vice President) – After the award is calculated according to the financial performance factors, the President and Chief Executive Officer may increase or decrease the award up to 50%* (of the calculated award amount) based on the participant’s individual performance for the year.

Tier 1 (President and Chief Executive Officer) – After the award is calculated according to the financial performance factors, the Board of Directors may increase or decrease the award up to 50% (of the calculated award amount) based on the participant’s individual performance for the year.

(1)	Awards will be interpolated for performance levels between threshold and target and target and maximum.
(2)	Threshold is 95% of Target and Optimum is 110% of Target.
(3)	Equity is defined as GAAP equity + / - accumulated other comprehensive income.
(4)	All discretionary adjustments within the 10% - 50% (of the calculated award amount) being made by the President and Chief Executive Officer will be reviewed and approved by the Board of Directors.

Last Plan Amendment: June 19, 2012 Page 7 of 7

Last Exhibit A revision and approval: February 18, 2025